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                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-93572, 33-97712, 333-08985, 333-13519 and 333-3890 and Form
S-8 No. 333-12117) and related Prospectuses of Highwoods Properties, Inc. and in the Registration Statement (Form S-3 No. 333-3890-01) and related Prospectus of Highwoods/Forsyth Limited Partnership of our reports dated January 23, 1997 with respect to Anderson Properties and January 24, 1997 with respect to Century Center included in its Current Report on Form 8-K/A dated January 9, 1997 as amended on February 7, 1997, filed with the Securities Exchange Commission.

                                          ERNST & YOUNG LLP

Raleigh, North Carolina
February 7, 1997